SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2026

LCNB CORP.
(Exact name of Registrant as specified in its Charter)

Ohio	001-35292	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 932-1414

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	LCNB	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)         Appointment of Director

On August 18, 2026, Susan B. Zaunbrecher accepted the appointment to serve on the boards of directors of LCNB Corp. (the “Company”) and its wholly owned subsidiary, LCNB National Bank (the “Bank”). Ms. Zaunbrecher will serve as a Class I director of the Company for an initial term ending at the Company’s 2027 Annual Meeting of Shareholders.

In her capacity as a director of the Company and the Bank, Ms. Zaunbrecher will receive compensation on the same basis as the other non-employee directors receive for their service on the boards of directors of the Company and the Bank and the respective committees of each. Any appointments of Ms. Zaunbrecher to committees will be determined at a later date.

A copy of the press release announcing Ms. Zaunbrecher’s appointment to the Company’s and the Bank’s board is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(e)         Executive Change in Control Agreements

On August 18, 2026, the Company and the Bank entered into a Change in Control Agreement (each, a “CIC Agreement”) with each of the Company’s 2026 named executive officers: Eric J. Meilstrup, Chief Executive Officer; Robert C. Haines II, President; Andrew Wallace, Executive Vice President and Chief Financial Officer; Michael R. Miller, Executive Vice President and Trust Officer; and Bradley A. Ruppert, Executive Vice President and Chief Investment Officer (collectively, the “Named Executive Officers”), each of which provides for the payment of severance in the event of a qualifying termination of employment in connection with a change in control of the Company or the Bank. The CIC Agreement has a two-year term, subject to extension upon mutual agreement by the parties.

Under the CIC Agreements, each Named Executive Officer is entitled to receive from the Company the specified Change in Control Payment (for Mr. Meilstrup, 250% of his Base Compensation (as defined in the CIC Agreements); for Mr. Haines, 250% of his Base Compensation; for Mr. Wallace, 150% of his Base Compensation; for Mr. Miller, 150% of his Base Compensation; and for Mr. Ruppert, 150% of his Base Compensation) in the form of a single lump-sum payment, payable within thirty (30) days following the Change in Control Payment Trigger Event (as defined in the CIC Agreements), which amount shall be subject to withholding to satisfy applicable tax obligations. The Company shall also be required to pay the entire cost of each Named Executive Officer’s Consolidated Omnibus Budget Reconciliation Act (“COBRA”) coverage through the “COBRA Premium Period” (as defined in the CIC Agreements), provided the executive timely elects continuation of any group health plan coverage under COBRA.

The foregoing description of the CIC Agreements do not purport to be complete and is subject to, and qualified in their entirety by, the full text of such agreements, filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, all of which are incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.         Description
10.1	Change in Control Agreement, dated August 18, 2026, by and among Eric J. Meilstrup, LCNB Corp., and LCNB National Bank.
10.2	Change in Control Agreement, dated August 18, 2026, by and among Robert C. Haines II, LCNB Corp., and LCNB National Bank.
10.3	Change in Control Agreement, dated August 18, 2026, by and among Andrew Wallace, LCNB Corp., and LCNB National Bank.
10.4	Change in Control Agreement, dated August 18, 2026, by and among Michael R. Miller, LCNB Corp., and LCNB National Bank.
10.5	Change in Control Agreement, dated August 18, 2026, by and among Bradley A. Ruppert, LCNB Corp., and LCNB National Bank.
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: August 19, 2026	By: /s/ Andrew Wallace
Andrew Wallace Chief Financial Officer